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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 5, 1996

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
               (Exact name of registrant as specified in charter)

        STATE OF WASHINGTON          0-18307                     91-1423516
(State or other jurisdiction of    (Commission                 (IRS Employer
         of incorporation)         File Number)              Identification No.)

                      NORTHLAND COMMUNICATIONS CORPORATION
                          3600 WASHINGTON MUTUAL TOWER
                  1201 THIRD AVENUE, SEATTLE, WASHINGTON 98101
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (206) 621-7244

                                      N.A.
          (Former name or former address, if changed since last report)

This filing contains_____pages.  Exhibits Index appears on page_______.


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        NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

ITEM 2.        ACQUISITION OF ASSETS

        On November 17, 1995, Northland Cable Properties Eight Limited Partnership (the "Registrant") entered into an agreement to acquire substantially all operating assets and franchise rights of the cable television systems in or around the incorporated community of Swainsboro and nearby unincorporated areas of Emanuel County, all in the state of Georgia (the "Swainsboro system"). The cable television systems represent approximately 3,100 basic subscribers and were owned by TCI Cablevision of Georgia, Inc. (the "Seller"). The assets were acquired on January 5, 1996 for a total purchase price of $6,056,326 of which $5,751,326 was paid at the closing date and the balance of $305,000 was deposited into an escrow account. Final payment from the escrow account, net of any purchase price adjustments, is due no later than May 4, 1996. The purchase price is based on the Seller's representations as to monthly revenues and the number of basic subscribers as of the closing date. There is no material relationship between the Registrant and the Seller or any of their affiliates, directors, officers or associates.

        The cable television system assets acquired were used by the Seller to provide cable television service to the subscribers of the communities described below. The Registrant intends to continue such use.

        FINANCING

        The purchase was financed by borrowings under the Registrant's term loan facility. At the time of this filing, the balance outstanding under the credit facility is $11,675,000. The interest rates on the credit facility were as follows: $10,600,000 fixed at 8.86% under the terms of an interest rate swap agreement with the Registrant's lender expiring January 11, 1998; $1,075,000 fixed at 9.00% under the terms of a six month LIBOR agreement expiring June 30, 1996.

        PROFILE OF THE SWAINSBORO SYSTEM

  The Swainsboro system serves the incorporated community of Swainsboro and nearby unincorporated areas of Emanuel County, Georgia. Swainsboro is approximately 90 miles northwest of Savannah, Georgia and is the county seat for Emanuel County. Manufacturing is a major industry in this area. Swainsboro is home to East Georgia College, a unit of the University System of Georgia and Swainsboro Technical Institute.

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               EFFECTS OF REGULATION

        On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"). The 1992 Act substantially reregulated the cable television industry and imposed numerous requirements, including provisions subjecting rates for certain services and equipment to regulation by the applicable local franchising authority and by the Federal Communications Commission ("FCC"), exclusive programming arrangements, the carriage of broadcast signals, customer service standards, leased access channels, customer premises equipment compatibility and various other matters. On April 1, 1993, the FCC announced the adoption of rate regulations which became effective September 1, 1993. Under those initial regulations, rates were evaluated against "competitive benchmarks" and were generally subject to rollbacks if they exceeded the benchmark levels. On February 22, 1994, the FCC substantially revised the rate regulation rules to effect further rate reductions effective May 15, 1994, or later in certain circumstances, based on complex formulas and revised benchmarks.

        All of the Registrant's cable systems are potentially subject to rate regulation. The 1992 Act (i) requires the FCC to establish rate standards for basic cable service rates which may be regulated by the applicable local franchising authority, (ii) requires the FCC, upon receipt of a complaint, to review rates for additional tiers of cable service, (iii) regulates rates for mandatorily offered commercial leased access channels and (iv) eliminates the automatic five percent annual increase for basic rates allowed under prior law. Rates for channels offered on a per-channel basis as individual purchase options and pay-per-view events are excluded from rate regulation.

        Basic service rates, including the equipment used to receive basic service, may be regulated by a local franchising authority once it has been "certified" by the FCC. When the certification becomes effective, the local franchise authority may request the cable operator to justify its existing rates charged for basic service and related equipment ("request for justification" or "RFJ"). Rates charged in excess of the maximum allowable rates determined under FCC regulations are subject to refund for the period in which the excess rates were charged or one year, whichever is shorter. Additional tiers of service are subject to regulation only upon an appropriately filed complaint to the FCC by any subscriber, franchising authority or other person ("subscriber complaints"). If no subscriber complaints are filed within 45 days of a change in the FCC regulated rates, such rates are not subject to challenge unless and until the cable operator seeks to modify them. Refund liability, if any, generally would be limited to any incremental increase in rates. In late 1994, the FCC revised its rules to permit cable operators to offer New Product Tiers at rates which they elect so long as, among other conditions, other channels that are subject to rate regulation are priced in conformity with applicable regulations and cable operators do not remove programming services from existing service tiers and offer them on the New Product Tier.

        On May 5, 1995, the FCC announced the adoption of a simplified set of alternative rate regulation rules that will apply to "small" cable systems, defined as a system serving 15,000 or fewer subscribers, that are owned by "small" companies, defined as a company serving 400,000 or fewer subscribers. Under the FCC's definition, the Registrant is a "small" company and each of the Registrant's cable systems are "small" systems. Maximum permitted rates under these revised rules is dependent on several factors including the number of regulated channels offered, net asset basis of plant and equipment used to deliver regulated services, the number of subscribers served and a reasonable rate of return.

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        As of the date of this filing, no local franchising authorities have elected to certify, no RFJ's have bee received from franchise authorities and no subscriber complaints have been filed Based on management's analysis, the rates charged by these systems are within the maximum rates allowed under FCC rate regulations.

        Future rate increases under this regulatory environment will be dependent on several factors including the level of inflation as measured by the annual change in the GNP-PI index, increases in "external costs" as defined by the FCC and possible changes to the existing rules regarding rate increases associated with the launch of new services on regulated tiers. Because of the uncertainties associated with these factors the future impact of rate regulation on the Registrant's results of operations cannot be determined at this time. Management feels it is reasonably possible under the price cap mechanism that operating margins will stabilize and perhaps increase in future periods as inflation and external cost increases are allowed to be passed through to subscribers through rate adjustment.

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
SUBSCRIBER SUMMARY
------------------
(As of January 5, 1996)
Estimated Homes Passed:                                                   3,700

Basic Subscribers:
  Basic                                                                   3,031
  Bulk Equivalent                                                            27
                                                                          -----
      Total                                                               3,058
                                                                          =====

      % of Homes Passed                                                      83%
                                                                             ==
Pay Subscribers:
        Total                                                             2,813
                                                                          =====

      % of Basic                                                             92%
                                                                             ==
CURRENT RATES
-------------
(excluding franchise fees, including sales tax)

Basic                                                                     22.39
HBO                                                                       13.90
Cinemax                                                                   13.70
Disney                                                                    12.20
Showtime                                                                  13.90

Installation                                                              25.07
Reconnect fee                                                             25.07
Transfer fee                                                              25.07
Install extra outlet                                                      25.07


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CHANNEL LINE-UP - SWAINSBORO, GEORGIA

      CABLE            OFF-AIR                                          NETWORK
     CHANNEL           CHANNEL      STATION                             LOCATION
     -------           -------      -------                             --------
        2                           WRDW
        3                 3         WSAV                                NBC (Savannah, GA)
        4                           WXFG
        5                           Home Box Office
        6                 6         WJBF                                ABC (Augusta, SC)
        7                11         WTOC                                CBS (Savannah, GA)
        8                22         WJCL                                ABC (Savannah, GA)
        9                 9         WVAN                                IND (Savannah, GA)
       10                           The Preview Guide
       11                           C-SPAN
       12                           The Weather Channel
       13                           Black Entertainment Channel
       14                           Encore
       15                           The Faith & Values Channel
       16                           Quality Value Channel
       17                           The Disney Channel
       18                           Lifetime
       19                           Family Channel
       20                           Cinemax
       21                           F/X
       22                           Showtime
       23                           Sports South
       24                           ESPN
       25                           USA Network
       26                           Turner Network Television
       27                           American Movie Classics
       28                           WGN
       29                           The Nashville Network
       30                           WTBS
       31                           The Discovery Channel
       32                           CNBC
       33                           A&E
       34                           CNN
       35                           CNN Headline News
       36                           Nickelodeon
       37                           MTV
       49                           Starz!
       50                           Pay Per View


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               FRANCHISE AGREEMENTS

       The Systems operate under the terms of following franchise agreements:

FRANCHISE                                 EXPIRATION DATE                    FRANCHISE FEE
City of Swainsboro                          04/05/2012                            3%
County of Emanuel                           07/06/2012                            3%


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                                                                   Sequentially
                                                                    Numbered
                                                                       Page
                                                                   ------------
Item 7.            Financial Statements and Exhibits
                   Financial Statements, Pro Forma

(a)(4) The financial statements required to be filed were not available as of the date of this filing.

(b)(2)(c)      Exhibits
               --------
10.31          Asset Purchase Agreement between Northland
               Cable Properties Eight Limited Partnership and
               TCI Cablevision of Georgia, Inc.,
               dated November 17, 1995


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                                 BY: Northland Communications Corporation,
                                     Managing General Partner

                                Dated:_________  BY: /s/ GARY S. JONES
                                                         -------------
                                                         Gary S. Jones
                                                       (Vice President)



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                                    INDEX TO EXHIBITS

Exhibit                                                          Sequentially
Number                Description                                Numbered Page
--------------------------------------------------------------------------------
10.31                 Asset Purchase Agreement between
                      Northland Cable Properties Eight
                      Limited Partnership and TCI
                      Cablevision of Georgia, Inc.,
                      dated November 17, 1995                       _________


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